Exhibit 10.2
EXECUTION COPY
SILVER POINT FINANCE, LLC
MONARCH MASTER FUNDING LTD
December 4, 2008
Interstate Bakeries Corporation
Interstate Brands Corporation
12 East Armour Boulevard
Kansas City, MO 64111
Attention: Randall Vance, Chief Financial Officer
Ladies and Gentlemen:
          Reference is made to that certain letter agreement (including the exhibits attached thereto, the “Commitment Letter”), dated as of September 12, 2008, by and among Silver Point Finance, LLC (“Silver Point”), Monarch Master Funding LTD (“Monarch” and, together with Silver Point, the “Commitment Parties”), Interstate Bakeries Corporation (“IBC”) and Interstate Brands Corporation (“Brands” and, together with IBC, the “Borrowers”) relating to the commitment of the Commitment Parties to provide to the Borrowers a secured term loan facility in an aggregate principal amount of $339,000,000, subject to increase in accordance with the terms of the Commitment Letter (the “Commitment Amount”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Commitment Letter.
          WHEREAS, on October 3, 2008, the Debtors and certain holders of the indebtedness under the Prepetition Credit Agreement reached a compromise (the “Settlement”) with the Official Committee of Unsecured Creditors appointed in the Cases, which contemplates an increase of the Commitment Amount to $344,000,000;
          WHEREAS, in order to reflect the terms of the Settlement, the parties hereto have proposed to amend the Commitment Letter as set forth below; and
          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Commitment Letter shall hereby be amended as follows:
     (a) The body of the Commitment Letter is hereby amended as follows:
     (i) the reference to “$339,000,000” in the subject line is hereby deleted and replaced with “$344,000,000”;
     (ii) the reference to “$339,000,000” in the penultimate sentence of the first paragraph is hereby deleted and replaced with “$344,000,000”;
     (iii) the reference to “$339,000,000” in the second sentence of the second paragraph is hereby deleted and replaced with “$344,000,000”; and
     (iv) (x) the reference to “the Equity Commitment Letter as in effect on the date hereof” in the second sentence of the second paragraph is hereby deleted and replaced

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with “the Equity Commitment Letter as in effect on December 4, 2008 (the “Investment Agreement Amendment Effective Date”)” and (y) each other reference to “the Equity Commitment Letter as in effect on the date hereof” or “the Equity Commitment Letter (as in effect on the date hereof)” contained in the body of the Commitment Letter is hereby deleted and replaced with “the Equity Commitment Letter as in effect on the Investment Agreement Amendment Effective Date”.
     (b) Exhibit A to the Commitment Letter is hereby amended as follows:
     (i) the reference to “$339,000,000” in paragraph 2 referring to the Principal Amount of the Term Loan Facility is hereby deleted and replaced with “$344,000,000”;
     (ii) the reference to “$147,300,000” in paragraph 3 referring to the Principal Amount of the New 3rd Lien Notes is hereby deleted and replaced with “$142,300,000”;
     (iii) the reference to “stock appreciation rights issued to directors” in the second sentence of paragraph 5 is hereby deleted and replaced with “stock appreciation rights issued to (i) the Creditors’ Trust (as defined below) and (ii) directors”;
     (iv) the reference to “Investors and the lenders party to the Term Loan Facility (the “Term Loan Facility Lenders”)” in the first sentence of paragraph 6 is hereby deleted and replaced with “Investors, the Senior Secured Creditors (as defined below) and the lenders party to the Term Loan Facility (the “Term Loan Facility Lenders”)”;
     (v) the fifth sentence of paragraph 7 with respect to dilution of the Long Term Incentive Plan is hereby deleted in its entirety and replaced with the following;
     “The Summary of Terms of the LTIP is attached hereto as Annex 1.”;
     (vi) The Summary of Terms of the LTIP attached hereto as Annex A is hereby appended to Exhibit A to the Commitment Letter as “Annex 1” thereto;
     (vii) the first sentence of paragraph 9 with respect to Distributions to Senior Secured Creditors is hereby deleted in its entirety and replaced with the following:
          “On the Effective Date, in full satisfaction and discharge of the Prepetition Debt (including any claim for default rate interest), holders of Prepetition Debt (the “Senior Secured Creditors”) will receive distributions of (i) New 3rd Lien Notes, (ii) New Convertible Debt and (iii) Series E Warrants, in each case as more fully described in the Commitment Letter.”;
     (viii) the first sentence of paragraph 10 with respect to Distributions to Unsecured Creditors is hereby deleted in its entirety and replaced with the following:

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     “On the Effective Date, all general unsecured prepetition claims against the Debtors will be discharged and extinguished in accordance with the provisions of the Plan and the Bankruptcy Code, and a trust for the benefit of holders of such claims (such holders, the “Unsecured Creditors”) shall be established and funded (the “Creditors’ Trust”) pursuant to the Summary Terms of Agreement with Unsecured Creditors’ Committee attached hereto as Annex 2.”;
     (ix) the Summary Terms of Agreement with Unsecured Creditors’ Committee attached hereto as Annex B is hereby appended to Exhibit A to the Commitment Letter as “Annex 2” thereto;
     (x) the fifth sentence of paragraph 11 with respect to Claims Treatment of the Unsecured Creditors is hereby deleted in its entirety and replaced with the following:
     “Claims of the Unsecured Creditors to be impaired, with no distribution to be made under the Plan to the Unsecured Creditors without the prior written consent of Investor and the Prepetition Investors except for (A) distributions to be made to the holders of Class 4 Trade Claims of Mrs. Cubbison’s Foods, Inc. and New England Bakery Distributors L.L.C. in the aggregate amounts of $13,676 and $3,638, respectively, and (B) distributions to be made to holders of Class 5 General Unsecured Claims of Mrs. Cubbison’s Foods, Inc., Armour and Main Redevelopment Corporation and New England Bakery Distributors L.L.C. in aggregate amounts of $300,000, $10,000 and $10,000, respectively. A Creditors’ Trust for the benefit of Unsecured Creditors shall be established and funded pursuant to the Summary Terms of Agreement with Unsecured Creditors’ Committee attached hereto as Annex 2.”
     (xi) the first sentence of paragraph 13 with respect to general mutual releases and exculpation is hereby deleted in its entirety and replaced with the following:
     “The Plan shall provide for general mutual releases and exculpation by the Debtors, the estate and the reorganized Debtors for the benefit of the persons identified, and to the extent set forth, in the Plan filed with the Bankruptcy Court on October 31, 2008 (including the exhibits and annexes attached thereto and as amended, restated, supplemented or otherwise modified from time to time).”
     (xii) the sixth sentence of paragraph 13 with respect to avoidance claims or other causes of action is hereby deleted in its entirety and replaced with the following:
     “Other than as set forth in this Section 13, and other than as contemplated by the Summary Terms of Agreement with Unsecured Creditors’ Committee, the reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release or compromise any avoidance claims or other causes of actions (or decline to do any of the foregoing).”
     (xiii) The last sentence of paragraph 13 with respect to substantive consolidation is hereby deleted in its entirety and replaced with the following:
     “Other than substantive consolidation of Mrs. Cubbison’s Foods, Inc., Armour and Main Redevelopment Corporation and New England Bakery Distributors L.L.C. with IBC, the Debtor corporations shall not be substantively consolidated without the prior written consent of Investor and the Prepetition Investors.”

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     (c) Exhibit B to the Commitment Letter is hereby amended as follows:
     (i) the reference to “$339,000,000” in the subject line is hereby deleted and replaced with “$344,000,000”;
     (ii) the reference to “$339,000,000” in the introductory paragraph is hereby deleted and replaced with “$344,000,000”;
     (iii) the reference to “$339.0 million” in the paragraph set forth next to the heading “Term Loan Facility” in Section II is hereby deleted and replaced with “$344.0 million”;
     (iv) the reference to “Annex I” in the second sentence of Section III—Certain Payment Provisions—Optional Prepayments and Commitment Reductions is hereby deleted and replaced with “Annex A”;
     (v) the reference to “Annex I” in the last sentence of Section III—Certain Payments to Provisions—Mandatory Prepayments is hereby deleted and replaced with “Annex A”; and
     (vi) each reference to “the Equity Commitment Letter as in effect on the date of the Commitment Letter” contained in Exhibit B to the Commitment Letter is hereby deleted and replaced with “the Equity Commitment Letter as in effect on the Investment Agreement Amendment Effective Date”.
          Except as amended hereby, the Commitment Letter shall remain in full force and effect. This letter agreement (this “Amendment”) may not be amended or waived except by an instrument in writing signed by each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature pages follow]

Very truly yours, SILVER POINT FINANCE, LLC
By:	/s/ Michael Gatto
	Name:	Michael Gatto
	Title:	Authorized Signatory

MONARCH MASTER FUNDING LTD
By:	/s/ Michael Weinstock
	Name:	Michael Weinstock
	Title:	Director

[Amendment to New Money Term Loan Commitment Letter]

Accepted and agreed to as of
the date first written above by:
INTERSTATE BAKERIES CORPORATION

By:	/s/ J. Randall Vance Name: J. Randall Vance Title: Senior Vice President, Chief Financial Officer and Treasurer

INTERSTATE BRANDS CORPORATION

By:	/s/ J. Randall Vance Name: J. Randall Vance Title: Senior Vice President, Chief Financial Officer and Treasurer
[Amendment to New Money Term Loan Commitment Letter]

Annex A
Summary of Terms of LTIP
See attached.

SUMMARY OF TERMS OF THE
INTERSTATE BAKERIES CORPORATION
2008 LONG-TERM INCENTIVE COMPENSATION PLAN
The purpose of the Interstate Bakeries Corporation 2008 Long-Term Incentive Compensation Plan (the “2008 Plan”) is to promote the interests of Interstate Bakeries Corporation (the “Company”) and its stockholders by (i) attracting, incentivizing and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and (ii) enabling such individuals to participate in the Company’s long-term growth and financial success.
Types of Awards. The 2008 Plan will provide for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”) that are settled in cash, stock or a combination of both, restricted stock awards, restricted stock units (“RSUs”), other equity-based and equity-related awards, and cash-based awards.
Shares Available For Awards. Subject to adjustment for changes in capitalization, the aggregate number of shares of the Company’s common stock that will be delivered pursuant to awards granted under the 2008 Plan will be 5,574,232, of which the maximum number of shares that may be delivered pursuant to ISOs granted under the 2008 Plan will be 5,000,000. If, after the effective date of the 2008 Plan, any award granted under the 2008 Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of shares, then the shares covered by such forfeited, expired, terminated or canceled award will again become available to be delivered pursuant to other awards under the 2008 Plan. If shares issued upon exercise, vesting or settlement of an award, or shares otherwise owned by a participant (which are not subject to any pledge or other security interest) are surrendered or tendered to the Company in payment of the exercise price of an award or any taxes required to be withheld in respect of an award, in each case, in accordance with the terms and conditions of the 2008 Plan and any applicable award agreement, such surrendered or tendered shares will again become available to be delivered pursuant to awards granted under the 2008 Plan, provided that in no event may such shares increase the number of shares that may be delivered pursuant to ISOs granted under the 2008 Plan.
Plan Administration. The 2008 Plan will be administered by a committee designated by the Board or, in the absence of such designation, the Board (such committee or the Board, as the case may be, the “Committee”). Subject to the terms of the 2008 Plan, the applicable award agreement and applicable law, the Committee will have sole authority to administer the 2008 Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of common stock to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2008 Plan, (7) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the 2008 Plan, (8) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (9) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2008 Plan.
Adjustments Upon Changes in Capitalization; Public Offering. If the Company subdivides the shares of the Company’s common stock, by split-up or otherwise, combines the shares of the Company’s common stock, or issues additional shares of the Company’s common stock as a dividend, the Committee will make adjustments and other substitutions to awards granted under the 2008 Plan in order to preserve the value of such awards and in the manner determined by the Committee. In the event of any reclassification, reorganization, merger, consolidation, or change in the Company’s common stock, the Committee will be permitted to make such adjustments and other substitutions to the 2008 Plan and awards granted under the 2008 Plan as it deems appropriate. In the event of a public offering of the Company’s common stock, the Company will register shares underlying the 2008 Plan with the Securities and Exchange Commission.
Substitute Awards. The Committee will be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of the Company’s affiliates or a company that the Company acquired or with which the Company combined. Any shares issued by the Company through the assumption of or substitution for outstanding awards granted by a company that the Company acquired will not reduce the aggregate number of shares of the Company’s common stock available for awards under the 2008 Plan, except that awards issued in substitution for ISOs will reduce the number of shares of the Company’s common stock available for ISOs under the 2008 Plan.
Source of Shares. Any shares of common stock issued under the 2008 Plan will consist, in whole or in part, of authorized and unissued shares or of treasury shares.
Eligible Participants. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or the Company’s affiliates will be eligible to participate in the 2008 Plan.
Stock Options. The Committee will be permitted to grant both ISOs and NSOs under the 2008 Plan. Except as otherwise established by the Committee at the time an option is granted and set forth in the applicable award agreement, the exercise price for options will not be less than the fair market value (as defined in the 2008 Plan) of a share of the Company’s common stock on the grant date. All options granted under the 2008 Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO. No ISO may be granted under the 2008 Plan unless the 2008 Plan is approved by the Company’s stockholders within 12 months before or after the 2008 Plan is adopted by the Board.
Except as otherwise provided in an applicable award agreement, the exercise price will be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of the Company’s common stock or through delivery of irrevocable instructions to a broker to sell the Company’s common stock otherwise deliverable upon the exercise of the option (provided that there is a public market for the Company’s common stock at

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such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and any taxes relating to an option required to be withheld by the Company.
Stock Appreciation Rights. The Committee will be permitted to grant SARs under the 2008 Plan. SARs will be permitted to be granted in tandem with another award, in addition to another award or freestanding and unrelated to another award. Except as otherwise established by the Committee and set forth in the applicable award agreement, the exercise price for SARs will not be less than the fair market value (as defined in the 2008 Plan) of the Company’s common stock on the grant date. Upon exercise of a SAR, the holder will receive cash, shares of the Company’s common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of the Company’s common stock on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the 2008 Plan and the applicable award agreement, the Committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.
Restricted Stock and Restricted Stock Units. Subject to the provisions of the 2008 Plan, the Committee will be permitted to grant shares of restricted stock and RSUs. Restricted stock and RSUs will not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2008 Plan or the applicable award agreement, except that the Committee may determine that restricted stock and RSUs will be permitted to be transferred by the participant.
An RSU will be granted with respect to one share of common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU will be paid either in cash, shares of the Company’s common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted stock, except as provided in the applicable award agreement, the holder will not be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such restricted stock. The Committee will be permitted to, on such terms and conditions as it may determine, provide a participant who holds RSUs with dividend equivalents, payable in either cash, shares of the Company’s common stock, other securities, other awards or other property.
Other Stock-Based Awards. Subject to the provisions of the 2008 Plan, the Committee will be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee will be permitted to determine the amounts and terms and conditions of any such awards.
Cash-Based Awards. Subject to the provisions of the 2008 Plan, the Committee will be permitted to grant to participants awards that are unrelated to the Company’s common stock.

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The Committee will be permitted to determine the amounts and terms and conditions of any such awards.
Stockholders’ Agreement. As a condition to receiving shares of the Company’s common stock pursuant to an award under the 2008 Plan, participants must agree to be bound by the terms of the Stockholders’ Agreement (so long as the Stockholders’ Agreement is in effect).
Amendment and Termination of the 2008 Plan. Subject to any applicable law or government regulation, the 2008 Plan will be permitted to be amended, modified or terminated by the Board without the approval of stockholders, except that stockholder approval will be required for any amendment that will (i) increase the maximum number of shares of the Company’s common stock available for awards under the 2008 Plan or increase the maximum number of shares of Company common stock that could be delivered pursuant to ISOs granted under the 2008 Plan or (ii) change the class of employees or other individuals eligible to participate in the 2008 Plan. No modification, amendment or termination of the 2008 Plan may, without the consent of the affected participant, materially and adversely affect his or her rights under any award, unless otherwise provided in the applicable award agreement.
The Committee will be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2008 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that will materially and adversely impair the rights of any participant to any award previously granted will not to that extent be effective without the consent of the affected participant.
Except as otherwise provided in an applicable award agreement, the Committee will be authorized to make adjustments to the terms and conditions of awards in the event of any unusual or nonrecurring corporate event affecting either the Company, any of the Company’s affiliates, the Company’s financial statements or the financial statements of any of the Company’s affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determines that those adjustments are appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee will be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.
Tax. The 2008 Plan will be administered and operated in full compliance of the Code, including but not limited to Sections 83, 409A, and 422.

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Annex B
Summary of Terms of Agreement
with Unsecured Creditors’ Committee
See attached.

IN THE UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF MISSOURI
KANSAS CITY DIVISION

In re:	Chapter 11

INTERSTATE BAKERIES	Case No. 04-45814 (JWV)
CORPORATION, et al.,
Jointly Administered
Debtors.

ORDER PURSUANT TO 11 U.S.C. §§ 363(b) AND FED. R. BANK. P. 9019
APPROVING COMPROMISE OF CONTROVERSIES AND DISPUTES AMONG
VARIOUS PARTIES INCLUDING THE DEBTORS, THE PRE-PETITION LENDERS
AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

(Related to Docket No. [•])
     This matter having come before the Court on the motion (the “Motion”)1 of Interstate Bakeries Corporation and eight2 of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collectively, “Interstate Bakeries,” the “Company,” or the “Debtors”), for an order, pursuant to 11 U.S.C. §§ 363(b) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (a) approving the Compromise of Controversies by and among the Compromising Parties and (b) authorizing the Debtors to take such actions as are reasonably necessary to fulfill the terms of the Compromise of Controversies. The Court, having determined that (i) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C.

[1]	Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion and the Plan.

[2]	The following subsidiaries’ and affiliates’ chapter 11 cases are jointly administered with Interstate Bakeries’ chapter 11 case: Armour and Main Redevelopment Corporation; Baker’s Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking, LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C.; and Mrs. Cubbison’s Foods, Inc.

§§ 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (iii) the relief requested in the Motion is in the best interests of the Debtors, their estates and their creditors and the Debtors’ decision to enter into the Compromise of Controversies is reasonable and appropriate under the circumstances; (iv) proper and adequate notice of the Motion and the hearing thereon having been given and that no other or further notice is necessary; and (v) upon the record herein and after due deliberation thereon; and the Creditors’ Committee having supported confirmation of the Plan; and good cause having been shown that the Court should grant the relief as set forth herein;
          IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:
          1. The Motion is GRANTED and the Compromise of Controversies as set forth herein is hereby approved.
          2. Establishment of the Creditors’ Trust. On the Effective Date, the Creditors’ Trust will be established for the benefit of holders of Allowed General Unsecured Claims, including the holders of Old Convertible Note Claims. The Trust Agreement that shall govern the terms of the Creditors’ Trust shall be in a form reasonably acceptable to the Creditors’ Committee, Equity Investors, Pre-Petition Investors, and Reorganized Debtors and shall provide, among other things, that (w) beneficial interests in the Creditors’ Trust shall be non-transferable, except by death or operation of law, and will not be evidenced by certificates, (x) the purposes of the Creditors’ Trust will be limited to the rights and powers set forth in the Trust Agreement and the duration of the Creditors’ Trust will be limited to an initial term of five years, subject to further extension as the circumstances may warrant solely for the purposes of the administration of claim objections, the realization of the TSARs (defined below) and the pursuit of Trust Claims, (y) the Creditors’ Trust will be responsible for making distributions to Trust

Beneficiaries of the Creditors’ Trust and shall bear the responsibility for any fees, costs, expenses or other liabilities related thereto, and (z) distributions to Trust Beneficiaries from the Creditors’ Trust shall be on a pro rata basis without regard to multiple obligors; provided, however, that any Pre-Petition Lender that holds an allowed General Unsecured Claim on account of claims arising under the Pre-Petition Credit Agreement shall not be a Trust Beneficiary and shall not share in any distributions made by the Trustee pursuant to the Creditors’ Trust.
          3. Documents Implementing Intercreditor Settlement. All documents implementing the terms of the Intercreditor Settlement, including the TSARs, shall be in form and substance reasonably satisfactory to Equity Investors, the Creditors’ Committee and the Prepetition Investors.
          4. Administration of Claims: The Reorganized Debtors will have sole and absolute discretion in administering, disputing, objecting to, compromising or otherwise resolving all Claims against the Debtors (the “Claims Administration”); provided, however, that before the Reorganized Debtors agree to allow a General Unsecured Claim in an amount greater than $1,000,000, the Reorganized Debtors shall give at least three (3) Business Days notice (the “Settlement Notice”) to the Creditors’ Trust of their intended agreement and the basis for the proposed resolution. If the Creditors’ Trust does not elect to assume responsibility for the Claims Administration of such claim within three (3) Business Days after the Reorganized Debtors deliver the Settlement Notice, the General Unsecured Claim shall be disposed of in the manner proposed by the Reorganized Debtors. In the event the Creditors’ Trust elects to assume responsibility for the Claims Administration of a particular General Unsecured Claim within three (3) Business Days of receiving the Settlement Notice, (a) the Creditors’ Trust shall assume and pay from the Trust Assets any fees, costs, expenses or other liabilities incurred by the Creditors’ Trust in connection with its Claims Administration of such General Unsecured Claim and (b) the Reorganized Debtors shall provide reasonable cooperation and assistance to the Trustee and its representatives with respect to the Claims Administration process relating to such claim.
          5. Cooperation Agreement. The Reorganized Debtors shall have no responsibility to cooperate hereunder unless the Trustee shall have negotiated in good faith the terms of and executed by the Effective Date, an agreement (the “Cooperation Agreement”) for the Creditors’ Trust to compensate the Reorganized Debtors for (i) their reasonable costs and expenses (excluding attorneys’ fees) associated with the Reorganized Debtors’ resources used to assist the Creditors’ Trust with respect to Claims Administration of any General Unsecured Claims that the Creditors’ Trust elects to assume responsibility for, and (ii) the Reorganized Debtors’ reasonable costs and expenses (including attorney’s fees) associated with the Reorganized Debtors’ resources used to assist the Creditors’ Trust in the prosecution of the Trust Claims (defined below). In the event that the Reorganized Debtors and the Trustee cannot agree upon the terms of the Cooperation Agreement, the Court shall resolve such dispute.
          6. Allowance of Old Convertible Note Claim. The Allowed General Unsecured Claim for the Old Convertible Notes Claim shall be $100,649,000 (i.e., principal and interest on the Old Convertible Notes as of the Petition Date).
          7. Transfer to the Creditors’ Trust. On the Effective Date, the Creditors’ Trust shall be established and the Trust Assets described below shall be transferred to the Creditors’ Trust for, and on behalf of, the Trust Beneficiaries:
          (a) a cash payment in the amount of $5,000,000;

          (b) documents evidencing cash-settled stock appreciation rights (“TSARs”) (i) with respect to three percent (3%) of the fully diluted equity interests of the Reorganized Company as of the Effective Date, (ii) which shall have a strike price equal to $15 per share, and (iii) which shall otherwise have the same terms as the stock appreciation rights to be received by the representatives of certain of the Debtors’ unionized work force; and
          (c) (i) those avoidance claims or causes of action described on Exhibit A-2 to the Plan (collectively, the “Trust Avoidance Claims”) and (ii) claims or causes of action arising out of, or related directly or indirectly to, a person’s relationship to the Debtors as a director of certain of the Debtors (and/or their predecessors) and/or their employment as an officer of the Debtors to the extent such claims or causes of action have not been previously released or as to which applicable statutes of limitations have not yet expired (collectively, “D&O Claims” and, together with the Trust Avoidance Claims, the “Trust Claims”); provided, however, D&O Claims shall not include claims as to which any present or former director, officer or managing member of any Debtor would have a right of indemnification against the Reorganized Debtors unless (x) such D&O Claims are 100% covered by directors and officers’ liability insurance (“D&O Insurance”) or (y) the applicable indemnitees are otherwise prohibited from prosecuting such indemnification rights against the Reorganized Debtors; provided, further, that in connection with the transfer of D&O Claims as contemplated hereby, the Creditors’ Trust must agree, in a notice to be delivered to the Reorganized Company on the Effective Date, that the Creditors’ Trust will seek satisfaction of any judgment received by it with respect to D&O Claims solely from available D&O Insurance and shall not seek satisfaction of any such judgment from the assets of any defendant.
          8. Structure of the TSARs: The TSARs will contain such terms and/or otherwise be structured in such a manner so as to assure that neither the Company nor the Creditors’ Trust will be required to comply with SEC reporting requirements subsequent to the Effective Date.
          9. Payment of Old Convertible Notes Indenture Trustee Fee Claim: On the Effective Date, the Debtors or the Reorganized Debtors shall pay the Old Convertible Note Indenture Trustee Fee Claim in cash; provided, however, that no later than five (5) days prior to the Confirmation Hearing, the Old Convertible Note Indenture Trustee shall have provided to the Debtors, Equity Investors and the Prepetition Investors copies of invoices evidencing the fees and expenses incurred by the Old Convertible Note Indenture Trustee during the Chapter 11 Cases through the Effective Date; provided, further, that the Bankruptcy Court shall retain jurisdiction over any disputes regarding the reasonableness of the Allowed Old Convertible Note Indenture Trustee Fee Claim. Upon payment of the Old Convertible Note Indenture Trustee Fee Claim, the Old Convertible Note Indenture Trustee shall forever release, waive and discharge its “charging” lien with respect to any distribution that may be made to any holder of Old Convertible Notes pursuant to the Creditors’ Trust.
          10. Release of Claims: On the Effective Date, pursuant to this Agreement and the Plan, and upon the transfer of the Trust Assets to the Creditors’ Trust, the Lien Avoidance Action shall be dismissed with prejudice and any and all claims of the Debtors (and those claiming derivatively through the Debtors) against the Pre-Petition Lenders including, but not limited to, (a) claims against the Pre-Petition Lenders asserted or that could have been asserted by the Debtors in the Lien Avoidance Action, (b) the Preserved Claims, (c) challenges with respect to the extent, amount, validity and priority of the Pre-Petition Lenders’ liens and security interests and (d) claims that the adequate protection payments made to the Pre-Petition Lenders during the Bankruptcy Cases should be recharacterized as principal payments and applied to reduce the Prepetition Lenders’ secured claims, shall be fully and forever released. The transfer of Trust Assets to be made to the Creditors’ Trust and the payment of the Old Convertible Note Indenture Trustee Fee Claim shall also be in full and complete release and satisfaction of any and all claims that could be prosecuted by any party in interest in the Bankruptcy Cases including the Debtors, the Creditors’ Committee, its members and the Prepetition Lenders with respect to substantive consolidation of the Debtors’ estates. All distributions to the Old Convertible Notes Indenture Trustee or to the holders of Old Convertible Notes Claims pursuant to this Agreement, including distributions from the Creditors’ Trust, shall be free and clear of any contractual rights of subordination set forth in the Old Convertible Notes Indenture.

          11. Other Matters.
          (a) Prior to the Effective Date, the Debtors will use their reasonable best efforts to provide to the Creditors’ Committee the information necessary (including payment history, correspondence, files, bank statements, proof of payment, invoices and delivery documents relating to any new value defense, and related documents) for the Creditors’ Trust to prosecute the Trust Avoidance Claims.
          (b) Prior to the Effective Date, the Creditors’ Committee may give notice to the Pre-Petition Investors of those holders of General Unsecured Claims who may be interested in participating in the New Term Loan (“Creditor Participants”), provided, however, the Creditors Committee shall be under no obligation to actively solicit or recommend any Creditor Participants. The Debtors, the Pre-Petition Investors and the Creditors’ Committee shall agree to a process whereby qualified parties will be notified of the opportunity to participate in the New Term Loan. The Pre-Petition Investors shall offer the Creditor Participants the right to participate in the New Term Loan in an amount collectively not to exceed ten (10%) percent of the aggregate principal amount thereof provided that such participation by a Creditor Participant shall not require the Reorganized Debtors to register any securities with the United States Securities and Exchange Commission and subject in all respects to Equity Investors’ right to approve lenders participating in the New Term Loan.
          12. Conditions Precedent to Compromise of Controversies. The Compromise of Controversies as set forth in this Order shall be effective upon confirmation of the Plan and occurrence of the Effective Date.
          13. No Admission. The Compromise of Controversies set forth in this Order is the result of a compromise and accord and nothing contained herein shall be construed as an admission of liability or wrongdoing on the part of any party or their respective affiliates, shareholders, directors, trustees, officers, agents, representatives, employees, members, successors or assigns.
          14. Reporting Requirements: The Trustee shall provide, either by mail or through access to a website, annual status reports to the Trust Beneficiaries. Each annual status report shall contain a comprehensive summary of all activity by the reporting party during the previous year, a summary of the professional fees sought and obtained in the prior year and a summary of cash receipts and disbursements of the Trustee, a summary of cash receipts and disbursements of the Creditors’ Trust, a summary of the distributions made to the Trust Beneficiaries and such other information as the Trustee deems appropriate for inclusion or as reasonably requested by the parties to whom such reports are to be submitted.
          15. The Debtors are hereby authorized to take such actions as are reasonably necessary to fulfill the terms of the Compromise of Controversies as set forth in this Order.
          16. This Court shall retain jurisdiction over all matters arising from or related to the implementation of this Order.

Dated: Kansas City, Missouri December ___, 2008

UNITED STATES BANKRUPTCY JUDGE

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